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                             HUDDLESTON & CO., INC.
                       PETROLEUM AND GEOLOGICAL ENGINEERS
                             1111 FANNIN-SUITE 1700
                             HOUSTON, TEXAS  77002

                                 (713) 658-0248





                   CONSENT OF INDEPENDENT PETROLEUM ENGINEER



                                November 7, 1995




Fortune Petroleum Corporation
30101 Agoura Court, Suite 110
Agoura Hills, California  91301

Dear Sirs:

We hereby consent to the filing of this consent as an exhibit to the Pre-effective Amendment #1 to the Registration Statement on Form SB-2 of Fortune Petroleum Corporation to be filed with the Securities and Exchange Commission on or about November 7, 1995, to the use of our name therein, and to the inclusions of or reference to our reports of estimated future reserves and revenues effective December 31, 1993, and December 31, 1994.

                                                          HUDDLESTON & CO., INC.




  /s/ M. Drayton Prator, III
  M. Drayton Prator, III, P.E.



                                  Exhibit 24.2